                                                                   EXHIBIT 10.25

================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                  June 23, 2000

                                      among

                           BENCHMARK ELECTRONICS, INC.

                           The Borrowing Subsidiaries

                            The Lenders Party Hereto,

                               FLEET NATIONAL BANK
                             as Documentation Agent

                           CREDIT SUISSE FIRST BOSTON
                              as Syndication Agent

                             BANK OF AMERICA, N.A.,
                                   BANK ONE NA
                                       and
                                 SUN TRUST BANK
                                  as Co-Agents

                                       and

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                    as Administrative Agent, Collateral Agent
                                       and
                                  Issuing Bank

                           ---------------------------

                             CHASE SECURITIES INC.,
                                   as Arranger

================================================================================
                                                                [CS&M #6700-883]

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                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   Definitions

SECTION 1.01.  Defined Terms ..............................................    6
SECTION 1.02.  Classification of Loans and Borrowings .....................   37
SECTION 1.03.  Terms Generally ............................................   38
SECTION 1.04.  Accounting Terms; GAAP .....................................   38

                                   ARTICLE II
                                  The Credits

SECTION 2.01.  Commitments ................................................   38
SECTION 2.02.  Loans and Borrowings .......................................   40
SECTION 2.03.  Requests for Borrowings ....................................   41
SECTION 2.04.  Letters of Credit ..........................................   42
SECTION 2.05.  Funding of Borrowings ......................................   45
SECTION 2.06.  Interest Elections .........................................   46
SECTION 2.07.  Termination and Reduction of Commitments ...................   47
SECTION 2.08.  Repayment of Loans; Evidence of Debt .......................   48
SECTION 2.09.  Amortization of Term Loans .................................   48
SECTION 2.10.  Prepayment of Loans ........................................   49
SECTION 2.11.  Fees .......................................................   50
SECTION 2.12.  Interest ...................................................   52
SECTION 2.13.  Alternate Rate of Interest .................................   53
SECTION 2.14.  Increased Costs ............................................   53
SECTION 2.15.  Break Funding Payments .....................................   54
SECTION 2.16.  Taxes ......................................................   55
SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing
               of Set-offs ................................................   56
SECTION 2.18.  Mitigation Obligations; Replacement of Lenders .............   57
SECTION 2.19.  Borrowing Subsidiaries .....................................   58

                                   ARTICLE III
                         Representations and Warranties

SECTION 3.01.  Organization; Powers .......................................   59
SECTION 3.02.  Authorization; Enforceability ..............................   59
SECTION 3.03.  Governmental Approvals; No Conflicts .......................   59
SECTION 3.04.  Financial Condition; No Material Adverse Change ............   59
SECTION 3.05.  Properties .................................................   60
SECTION 3.06.  Litigation and Environmental Matters .......................   60
SECTION 3.07.  Compliance with Laws and Agreements ........................   61
SECTION 3.08.  Investment and Holding Company Status ......................   61

SECTION 3.09.  Taxes ......................................................   61
SECTION 3.10.  ERISA ......................................................   61
SECTION 3.11.  Disclosure .................................................   61
SECTION 3.12.  Subsidiaries ...............................................   62
SECTION 3.13.  Insurance ..................................................   62
SECTION 3.14.  Labor Matters ..............................................   62
SECTION 3.15.  Solvency ...................................................   62
SECTION 3.16.  Senior Indebtedness ........................................   62
SECTION 3.17.  Year 2000 ..................................................   62
SECTION 3.18.  Intellectual Property ......................................   63

                                   ARTICLE IV
                                   Conditions

SECTION 4.01.  Restatement Effective Date .................................   63
SECTION 4.02.  Each Credit Event ..........................................   64
SECTION 4.03.  Initial Credit Event for each Borrowing Subsidiary .........   65

                                    ARTICLE V
                              Affirmative Covenants

SECTION 5.01.  Financial Statements and Other Information .................   65
SECTION 5.02.  Notices of Material Events .................................   67
SECTION 5.03.  Information Regarding Collateral ...........................   67
SECTION 5.04.  Existence; Conduct of Business .............................   68
SECTION 5.05.  Payment of Obligations .....................................   68
SECTION 5.06.  Maintenance of Properties ..................................   68
SECTION 5.07.  Insurance ..................................................   69
SECTION 5.08.  Books and Records; Inspection and Audit Rights .............   69
SECTION 5.09.  Compliance with Laws .......................................   69
SECTION 5.10.  Use of Proceeds and Letters of Credit ......................   69
SECTION 5.11.  Additional Subsidiaries ....................................   69
SECTION 5.12.  Further Assurances .........................................   70
SECTION 5.13.  Interest Rate and Currency Exchange Rate Protection ........   70
SECTION 5.14.  Ownership of Subsidiaries ..................................   70

                                   ARTICLE VI
                               Negative Covenants

SECTION 6.01.  Indebtedness ...............................................   71
SECTION 6.02.  Liens ......................................................   72
SECTION 6.03.  Fundamental Changes ........................................   73
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions ..   73
SECTION 6.05.  Asset Sales, etc ...........................................   75
SECTION 6.06.  Sale and Leaseback Transactions ............................   76
SECTION 6.07.  Hedging Agreements .........................................   76
SECTION 6.08.  Restricted Payments; Certain Payments in Respect
               of Indebtedness ............................................   76

SECTION 6.09.  Transactions with Affiliates ...............................   76
SECTION 6.10.  Restrictive Agreements .....................................   77
SECTION 6.11.  Sales and Assignments of Income, Revenues and Receivables ..   77
SECTION 6.12.  Amendment of Material Documents ............................   77
SECTION 6.13.  Interest Coverage Ratio ....................................   77
SECTION 6.14.  Adjusted Leverage Ratio; Leverage Ratio ....................   77
SECTION 6.15.  Fixed Charge Coverage Ratio ................................   78
SECTION 6.16.  Current Ratio ..............................................   78
SECTION 6.17.  Minimum Tangible Net Worth .................................   78

                                   ARTICLE VII

Events of Default..........................................................   79

                                  ARTICLE VIII

The Administrative Agent...................................................   81

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01. Notices .....................................................   83
SECTION 9.02. Waivers; Amendments .........................................   84
SECTION 9.03. Expenses; Indemnity; Damage Waiver ..........................   85
SECTION 9.04. Successors and Assigns ......................................   86
SECTION 9.05. Survival ....................................................   88
SECTION 9.06. Counterparts; Integration; Effectiveness ....................   89
SECTION 9.07. Severability ................................................   89
SECTION 9.08. Right of Setoff .............................................   89
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process ..   89
SECTION 9.10. WAIVER OF JURY TRIAL ........................................   90
SECTION 9.11. Headings ....................................................   90
SECTION 9.12. Confidentiality .............................................   90
SECTION 9.13. Interest Rate Limitation ....................................   91
SECTION 9.14. Release of Liens and Guarantees .............................   91
SECTION 9.15. No Novation .................................................   92

SCHEDULES:

Schedule 1.01 -- Guarantors
Schedule 2.01 -- Commitments
Schedule 3.05 -- Real Property
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Subsidiaries
Schedule 3.13 -- Insurance
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.05 -- Existing Investments
Schedule 6.10 -- Existing Restrictions
Schedule A    -- Mortgaged Property
Schedule B    -- Scheduled Indebtedness
Schedule C    -- Approved Account Debtors

EXHIBITS:

Exhibit A     -- Form of Assignment and Acceptance
Exhibit C     -- Form of Perfection Certificate
Exhibit D     -- Form of Pledge Agreement
Exhibit E     -- Form of Guarantee Agreement
Exhibit F     -- Form of Indemnity, Subrogation and Contribution Agreement
Exhibit G     -- Form of Security Agreement
Exhibit H     -- Form of Borrowing Request

Exhibit I   -- Form of Interest Election Request
Exhibit J   -- Form of Monthly Borrowing Base Certificate
Exhibit K   -- Form of Mortgage
Exhibit L   -- Form of Issuing Bank Agreement
Exhibit M-1 -- Form of Borrowing Subsidiary Agreement
Exhibit M-2 -- Form of Borrowing Subsidiary Termination
Exhibit N   -- Form of Foreign Borrower Supplement

                              AMENDED AND RESTATED CREDIT AGREEMENT dated as of
                        June 23, 2000 among BENCHMARK ELECTRONICS, INC., the Borrowing Subsidiaries from time to time party hereto, the LENDERS party hereto, FLEET NATIONAL BANK, as Documentation Agent, CREDIT SUISSE FIRST BOSTON, as Syndication Agent, BANK OF AMERICA, N.A., BANK ONE, NA and SUN TRUST BANK as Co-Agents and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent and Issuing Bank.

            Pursuant to the Stock Purchase Agreement (such term and each other capitalized term used but not defined herein having the meaning given to it in
Article I), the Company acquired all the issued and outstanding shares of capital stock of the Avex Entities. In connection with the Acquisition, on the Effective Date of the Original Credit Agreement (a) the Company borrowed the Term Loans and a principal amount not to exceed $75,000,000 of the Revolving Loans, (b) the Company received the proceeds of not less than $80,200,000 aggregate principal amount of the Subordinated Notes and (c) the Company refinanced the Scheduled Indebtedness.

            Under the Original Credit Agreement, the Lenders agreed to extend credit in the form of (a) Term Loans on the Effective Date in an aggregate principal amount not in excess of $100,000,000 and (b) Revolving Loans at any time and from time to time on or after the Effective Date and prior to the Revolving Maturity Date in an aggregate principal amount at any time outstanding not in excess of $125,000,000 minus the LC Exposure at such time, and the Issuing Banks agreed to issue Letters of Credit in an aggregate stated amount at any time outstanding that would not result in the LC Exposure exceeding $20,000,000. The proceeds of the Term Loans and of Revolving Loans made on the Effective Date were to be used by the Company solely (i) to finance the Acquisition, (ii) to refinance the Scheduled Indebtedness and (iii) to pay fees and expenses related to the Effective Date Transactions. The proceeds of the remaining Revolving Loans were to be used by the Company and its Subsidiaries to provide working capital and for other general corporate purposes. The Letters of Credit were to be used to support obligations incurred by the Company and the Subsidiaries in the ordinary course of their businesses.

            The Company has requested that the Original Credit Agreement be amended and restated to, among other things, increase the Revolving Commitments to $175,000,000 on the Restatement Effective Date and amend certain covenants as set forth herein. The proceeds of Loans made under the increased Revolving Commitments, and Letters of Credit issued pursuant thereto, will be used for the same purposes as the Loans made and the Letters of Credit issued under the Revolving Commitments as originally in effect.

            The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Acceptable Securities" means subordinated debt securities issued by the Company that (a) are subordinated to the Obligations on terms not less favorable to the Lenders than the Subordinated Notes, (b) contain covenants, events of default and mandatory redemption, repayment, prepayment or repurchase requirements no less favorable to the Company and the Lenders than those of the Subordinated Notes, (c) do not mature, and are not subject to any scheduled amortization, redemption, repayment, prepayment or repurchase requirement, prior to the date one year after the Term Loan Maturity Date and (d) are not Guaranteed by any of the Subsidiaries.

            "Account" means any right to payment for goods sold or leased or for services rendered whether or not earned by performance.

            "Account Debtor" means, with respect to any Account, the obligor with respect to such Account.

            "Acquisition" means the purchase by the Company of all the issued and outstanding shares of capital stock of the Avex Entities, under and as provided in the Stock Purchase Agreement.

            "Adjusted Leverage Ratio" means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company and its Restricted Subsidiaries ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Company most recently ended prior to such date).

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means Chase, in its capacity as administrative agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

            "Angleton Direct Material Purchase Price Variance Reserve" means, for the Angleton division and all other divisions which directly expense direct material purchase price variances, an amount equal to the sum of the net favorable variances (the amount whereby standard cost used to compute Inventory Value exceeds actual cost incurred) as classified under the Company's and its Domestic Divisions' current and historical accounting practices for the two months ending as of the date of the most recently delivered Borrowing Base Certificate.

            "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

            "Applicable Rate" means, for any day (a) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan or a Term Loan, or (b) with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the relevant table under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee", as the case may be, based upon the Adjusted Leverage Ratio as of the most recent determination date:

                       Revolving Loan and Term Loan Table

          ================================================================
                                           ABR              Eurodollar
           Adjusted Leverage Ratio:       Spread              Spread
           ------------------------       ------              ------
          ----------------------------------------------------------------
               Category 1

              Greater than
              3.25 to 1.00                 1.750%              3.000%

          ----------------------------------------------------------------
               Category 2

          Less than or equal to
            3.25 to 1.00 but
              greater than
              3.00 to 1.00                 1.500%              2.750%

          ----------------------------------------------------------------
               Category 3

          Less than or equal to
            3.00 to 1.00 but
          greater than 2.50 to
                  1.00                     0.750%              2.250%
          ----------------------------------------------------------------
               Category 4

          Less than or equal to
            2.50 to 1.00 but
          greater than 2.00 to
                  1.00                     0.500%              2.000%
          ----------------------------------------------------------------
               Category 5

          Less than or equal to
            2.00 to 1.00 but
          greater than 1.50 to
                  1.00                     0.125%              1.625%

               Category 6

          Less than or equal to
              1.50 to 1.00                 0.000%              1.250%
          ================================================================

                       Revolving Loan Commitment Fee Table

               =================================================
               Adjusted Leverage Ratio:        Commitment Fee
               ------------------------        --------------
               =================================================
                     Category 1

                Greater than or equal
                   to 2.00 to 1.00                 0.500%
               -------------------------------------------------
                     Category 2

               Less than 2.00 to 1.00              0.375%
               =================================================

; provided, however, that prior to September 30, 2000, (i) if the Leverage Ratio is greater than 3.25 to 1.00, the Eurodollar Spread shall be 2.750% and the ABR Spread shall be 1.500% and (ii) if the Leverage Ratio is less than or equal to
3.25 to 1.00 but greater than 3.00 to 1.00, the Eurodollar Spread shall be 2.500% and the ABR Spread shall be 1.250%.

            For purposes of the foregoing, (i) the Adjusted Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company's fiscal year based upon the Company's consolidated financial statements delivered pursuant to
Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Adjusted Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Adjusted Leverage Ratio shall be deemed to be in Category 1 under each of the above tables (A) at any time that an Event of Default has continued in effect for more than three Business Days following the Company's receipt of notice thereof from the Administrative Agent and (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Company fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

            "Approved Jurisdiction" means any of the Republic of Ireland, Scotland, the Kingdom of Sweden or the Republic of Singapore.

            "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "Avex Entities" means Avex Electronics, Inc, an Alabama corporation, and Avex Holdings B.V., a Netherlands corporation.

            "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Borrower" means the Company or any Borrowing Subsidiary.

            "Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

            "Borrowing Base" means, at any time (subject to adjustment as provided in Section 5.08 (b)), an amount equal to the sum of (a) 75% of Eligible Accounts owed to the Company and its Domestic Divisions, (b) 45% of the Inventory Value of Eligible Inventory of the Company and its Domestic Divisions,
(c) 50% of Eligible Fixed Assets of the Company and its Domestic Divisions and
(d) the Foreign Subsidiary Amount. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent, absent any error in such Borrowing Base Certificate.

            "Borrowing Base Certificate" means a certificate in the form of Exhibit J or any other form approved by the Administrative Agent, together with all attachments contemplated thereby.

            "Borrowing Subsidiary" means, at any time, each Restricted Subsidiary incorporated or organized in a State of the United States of America or an Approved Jurisdiction that has been designated as a Borrowing Subsidiary by the Company pursuant to Section 2.19 and that has not ceased to be a Borrowing Subsidiary as provided in such Section.

            "Borrowing Subsidiary Agreement" means a Borrowing Subsidiary Agreement substantially in the form of Exhibit N-1.

            "Borrowing Subsidiary Termination" means a Borrowing Subsidiary Termination substantially in the form of Exhibit N-2.

            "Borrowing Request" means a request by a Borrower for a Borrowing in accordance with Section 2.03, substantially in the form of Exhibit H.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Expenditures" means, for any period, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized on the consolidated balance sheet of the Company) by the Company and its Restricted Subsidiaries during such period, that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Company, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset that was destroyed or damaged, in whole or in part, in an amount equal to any insurance proceeds received in connection with such destruction or damage.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and any obligations of such Person under any synthetic lease financing whether or not such obligation is classified as a capital lease under GAAP.

            "Cash Interest Expense" means, for any period, the sum of all cash payments of interest and prepayment charges, if any, including, without limitation, all net amounts payable (or receivable) under interest rate protection agreements and all imputed interest in respect of capital lease obligations paid by the Company and its Restricted Subsidiaries on a consolidated basis during such period.

            "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Company; (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors by Persons who were neither
(i) nominated by the current Board of Directors nor (ii) appointed by directors so nominated; or (c) the occurrence of a Designated Event under and as defined in the Subordinated Note Indenture or a Change of Control or similar event, however denominated, under the Acceptable Securities or any other Material Indebtedness.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Chase" means Chase Bank of Texas, National Association, and its successors.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Loan Commitment.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

            "Collateral Agent" means Chase, in its capacity as collateral agent for the Lenders hereunder.

            "Collateral and Guarantee Requirement" means, at any time, that the following requirements shall be satisfied (to the extent such requirements are stated to be applicable at the time under clause (a) or (b) below):

            (a) at all times on and after the Effective Date:

                  (i) the Guarantee Agreement (or a supplement thereto) shall have been executed by the Company and each Domestic Subsidiary existing at such time, shall have been delivered to the Collateral Agent and shall be in full force and effect;

                  (ii) one or more Pledge Agreements (or supplements thereto)
            shall have been duly executed and delivered by the Company and each Domestic Subsidiary existing at such time and directly owning any outstanding Equity Interests or any Indebtedness, and there shall have been duly and validly pledged to the Collateral Agent thereunder, for the ratable benefit of the Secured Parties (A) all the outstanding Equity Interests (other than Equity Interests in any Foreign Subsidiary) owned directly by the Company or any Domestic Subsidiary, (B) 65% of the outstanding voting Equity Interests, and 100% of the outstanding non-voting Equity Interests (or, in each case, such lesser percentages as shall be owned by the Company and the Domestic Subsidiaries) in each Foreign Subsidiary owned in whole or in part directly by the Company or any Domestic Subsidiary and
            (C) all Indebtedness that is owed to the Company or any Domestic Subsidiary; and any certificates, promissory notes or other instruments representing the Equity Interests or Indebtedness pledged or subjected to a charge under the Pledge Agreements, accompanied by stock powers or other instruments of transfer endorsed in blank, shall be in the actual possession of the Collateral Agent and all other steps required under applicable law or requested by the Collateral Agent to ensure that the Pledge Agreements create valid, first priority, perfected Liens on all the Collateral subject thereto shall have been taken;

                  (iii) one or more Security Agreements (or supplements thereto)
            shall have been duly executed and delivered by the Company and each Domestic Subsidiary existing at such time and there shall have been subjected to security interests thereunder securing the Obligations all the assets of each such Person in which a security interest can be created under the UCC, and all documents and instruments, including UCC financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the security interests intended to be created by the Security Agreements and perfect such Liens to the extent required by, and with the priority required by, the Security Agreements, shall have been filed, registered or recorded (or arrangements satisfactory to the Collateral Agent for such filing, registration or recording shall have been made);

                  (iv) the Administrative Agent shall have received, on or prior to the later of the 30th day after the acquisition by the Company or a Domestic Subsidiary of any Mortgaged Property and the 10th day after the Effective Date, (A) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (B) in the case of each Mortgaged Property located in the United States with a book or fair market value in excess of $2,000,000, a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, and (C) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property;

                  (v) the Indemnity, Subrogation and Contribution Agreement (or
            a supplement thereto) shall have been executed by the Company and each Domestic Subsidiary party to the Guarantee Agreement or any Pledge Agreement, Security Agreement or Mortgage, shall have been delivered to the Collateral Agent and shall be in full force and effect; and

                  (vi) each Loan Party shall have obtained all consents and
            approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder; and

            (b) at all times when there shall be one or more Foreign Subsidiaries that are Foreign Borrowers under this Agreement:

                  (i) the Guarantee Agreement (or a supplement thereto) shall have been executed by each Foreign Subsidiary that is a direct or indirect parent of any such Foreign Borrower (a "Foreign Parent") (it being understood that each Foreign Parent will guarantee only the Obligations of Foreign Borrowers that are its subsidiaries), shall have been delivered to the Collateral Agent and shall be in full force and effect;

                  (ii) one or more Pledge Agreements (or supplements thereto)
            shall have been duly executed and delivered by each Foreign Borrower and each Foreign Parent of such Foreign Borrower existing at such time and directly owning any outstanding Equity Interests or any Indebtedness, and there shall have been duly and validly pledged to the Collateral Agent under the Pledge Agreement, for the ratable benefit of the Secured Parties, (A) all the Equity Interests in such Foreign Borrower, each Foreign Parent of such Foreign Borrower and each Subsidiary directly owned in whole or in part by such Foreign Borrower or any such Foreign Parent, including any such Equity Interests owned by the Company and the Domestic Subsidiaries that are not pledged pursuant to clause (a)(ii) above and (B) all the Indebtedness that is owed to such Foreign Borrower or a Foreign Parent (it being understood that the Equity Interests and Indebtedness referred to in this clause (ii) will secure only the Obligations of such Foreign Borrower); and any certificates, promissory notes or other instruments representing such Equity Interests or Indebtedness, accompanied by stock powers or other instruments of transfer endorsed in blank, shall be in the actual possession of the Collateral Agent and all other steps required under applicable law or requested by the Collateral Agent to ensure that the Pledge Agreements create valid, first priority, perfected Liens on all the Collateral subject thereto shall have been taken;

                  (iii) one or more Security Agreements (or supplements thereto)
            shall have been duly executed and delivered by each Foreign Borrower or Foreign Parent of such Foreign Borrower existing at such time and there shall have been subjected to security interests thereunder securing the Obligations of such Foreign Borrower (but not any obligations of the Company or any Domestic Subsidiary) all the personal property or fixtures (within the meaning of the UCC) of such Person in which a security interest can be created under the laws of each applicable jurisdiction, with such exceptions as the Collateral Agent may approve in its sole discretion, and without liability to any party hereto, taking into account the cost and difficulty involved in creating or perfecting any such security interest and the benefits to the Lenders that would result therefrom, and all documents and instruments required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the security interests intended to be created by the Security Agreements and perfect such Liens to the extent required by, and with the priority required by, the Security Agreements, shall have been filed, registered or recorded (or arrangements satisfactory to the Collateral Agent for such filing, registration or recording shall have been made); and

                  (iv) the Administrative Agent shall have received (A)
            counterparts of a Mortgage with respect to each Mortgaged Property of each Foreign Borrower or Foreign Parent of such Foreign Borrower, duly executed and delivered by the record owner of such Mortgaged Property and securing the Obligations of such Foreign Borrower (but not any obligations of the Company or any Domestic Subsidiary), and
            (B) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property.

Notwithstanding any of the foregoing provisions of this definition, if the Company or any Subsidiary shall be using commercially reasonable efforts to create or perfect any pledge of Equity Interests in or Indebtedness of any Foreign Subsidiary, the failure to have created or perfected such pledge shall not, in and of itself, prevent the Collateral and Guarantee Requirement from being satisfied until (x) the later of (i) the 90th day after the Effective Date and (ii) the 90th day after the acquisition of such Collateral by the Company or a Domestic Subsidiary or (y) if, in the judgment of the Collateral Agent, the Company is endeavoring in good faith to satisfy the Collateral and Guarantee Requirement, the 180th day after the acquisition of such Collateral by the Company or a Domestic Subsidiary.

            "Commitment" means a Revolving Commitment, a Foreign Borrower Commitment or a Term Loan Commitment, or any combination thereof (as the context requires).

            "Company" means Benchmark Electronics, Inc., a Texas corporation.

            "Consolidated EBITA" means, for any period, the EBITA of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis. Solely for purposes of calculating the Interest Coverage Ratio, but not for any other purpose, Consolidated EBITA for any period of four fiscal quarters during which the Acquisition shall have occurred shall be computed on a pro forma consolidated basis to include the EBITA of the Avex Entities that are Restricted Subsidiaries.

            "Consolidated EBITDA" means, for any period, the EBITDA of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis; provided that (i) solely for purposes of calculating the Leverage Ratio and the Adjusted Leverage Ratio, but not for any other purpose, Consolidated EBITDA for any period of four fiscal quarters during which the Acquisition shall have occurred shall be computed on a pro forma consolidated basis to include the EBITDA of the Avex Entities that are Restricted Subsidiaries and (ii) solely for purposes of calculating the Leverage Ratio but not for any other purpose, all references to Restricted Subsidiaries in this definition and in the definitions referred to herein shall be deemed references to Subsidiaries.

            "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such person and its subsidiaries during such period, calculated and consolidated or combined in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) any non-cash, non-recurring charges, (ii) gains or losses attributable to Property sales not in the ordinary course of business, and (iii) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets.

            "Consolidated Net Tangible Assets" means the total assets of the Company and its Restricted Subsidiaries less, without duplication, (i) intangible assets including, without limitation, goodwill, research and development costs, trademarks, trade names, patents, franchises, copyrights, licenses and like general intangibles, experimental or organizational expense, unamortized debt discount and expense carried as an asset, all reserves and any write-up in the book of value of assets made after the closing date (other than write-ups of assets of a going concern business made within 12 months after the acquisition of such business), net of accumulated amortization and (ii) all reserves for depreciation and other asset valuation reserves (but excluding reserves for federal, state and other income taxes).

            "Consolidated Tangible Net Worth" means, at any time:

            (a) the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, minus

            (b) the total liabilities of the Company and its Restricted Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

            (c) the net book amount of all assets of the Company and its Restricted Subsidiaries (after deducting any reserves applicable thereto) that would be shown as intangible assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Current Assets" means all assets of a Person which under GAAP would be classified as current assets.

            "Current Liabilities" means all liabilities of a Person which under GAAP would be classified as current liabilities, other than current maturities of Long-Term Indebtedness and the obligation to repay the Revolving Loans.

            "Current Ratio" means, on any day, the ratio of (a) the Current Assets of the Company and its Restricted Subsidiaries to (b) the Current Liabilities of the Company and its Restricted Subsidiaries, each on a consolidated basis.

            "Debt Service" means, for any period, the sum of (a) Cash Interest Expense for such period and (b) scheduled principal payments on Total Indebtedness for such period.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

            "Documentation Agent" means Fleet National Bank., in its capacity as Documentation Agent.

            "dollars" or "$" refers to lawful money of the United States of America.

            "Domestic Divisions" means all corporate offices, manufacturing and warehousing facilities of the Company and its Domestic Subsidiaries located within the continental United States of America.

            "Domestic Subsidiaries" means all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

            "EBITA" means, for any Person for any period, without duplication, the Consolidated Net Income of such Person for such period plus, to the extent deducted in determining such Consolidated Net Income, Cash Interest Expense, amortization, other non-cash, non-recurring charges and income tax expense.

            "EBITDA" means, for any Person for any period, without duplication, the Consolidated Net Income of such Person for such period plus, to the extent deducted in determining such Consolidated Net Income, Cash Interest Expense, depreciation, amortization, other non-cash, non-recurring charges and income tax expense.

            "Effective Date" means August 24, 1999.

            "Effective Date Transactions" means the Transactions that have occurred, or that are contemplated or required by this Agreement to have occurred, on or before the Effective Date and prior to or simultaneously with the initial Borrowing or issuance of a Letter of Credit hereunder.

            "Eligible Account" means, on any date, all Accounts owed to the Company and its Domestic Divisions on such date that meet the requirements of this definition. An Account shall not be an Eligible Account unless each of the following statements is accurate and complete with respect thereto (and the Company by including such Account in any computation of the Borrowing Base shall be deemed to represent and warrant to the Administrative Agent, the Issuing Bank and the Lenders the accuracy and completeness of such statements with respect to such Account):

            (a) Said Account (i) indicates the Company or one of its Domestic Divisions as sole payee and sole remittance party, (ii) is a binding and valid obligation of the obligor thereon in full force and effect and (iii) is denominated in dollars;

            (b) Said Account has been invoiced and represents the bona fide sale and delivery of merchandise, in each case in the ordinary course of business of the Company or any of its Domestic Divisions in connection with trade operations;

            (c) Said Account is genuine as appearing on its face or as represented in the books and records of Company or any of its Domestic Divisions, as applicable;

            (d) Said Account is free from claims regarding rescission, cancelation or avoidance, whether by operation of law or otherwise;

            (e) Said Account is net of concessions, offsets or understandings with the obligor thereon that in any way could reasonably be expected to adversely affect the payment of said account;

            (f) The Account Debtor (i) has not asserted a right of setoff and
      (ii) has not disputed its liability (whether by chargeback or otherwise) or made any claim with respect to the Account or any other Account of the Company or its Domestic Divisions which has not been resolved;

            (g) In the case of any Account arising from invoicing for excess and obsolete inventory, said account is supported by a purchase order acknowledging approval and authorization to be invoiced and to make payment thereon;

            (h) Payment of said Account is less than 90 days from the date of invoicing or less than 60 days past due as determined by the due date stated on the invoice therefor (or, if said Account is not paid by reference to an invoice in the ordinary course of business but instead by reference to the terms of the agreements creating said account, said Account has not remained unpaid beyond 60 days after the due date therefor);

            (i) The goods giving rise to the Account have been shipped and the Account does not represent a progress or partial billing or otherwise not represent a competed sale;

            (j) The Account Debtor is not the United States of America or any department, agency or instrumentality thereof;

            (k) If such Account and other Accounts are owed by a creditor of the Company or any of its Domestic Divisions, the amount of all such Accounts included as Eligible Accounts shall be the amount by which all such Accounts exceed the aggregate accounts payable owed by the Company or such Domestic Subsidiary to such creditor;

            (l) The obligor on said Account is not (i) an Affiliate of the Company or any of the Domestic Divisions, or (ii) an employee of the Company or any of the Domestic Divisions;

            (m) Said account is not payable by an obligor for which 50% or more of the total accounts owed to the Company or the Domestic Divisions by such obligor or any of its Affiliates is unpaid more than 90 days past the invoice date or is more than 60 days past due;

            (n) All consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the execution, delivery and performance of said account by each party obligated thereunder have been duly obtained, effected or given and are in full force and effect;

            (o) The obligor on said Account is not the subject of any bankruptcy or insolvency proceeding, has not had a trustee or receiver appointed for all or a substantial part of its property and has not made an assignment for the benefit of creditors, admitted its inability to pay its debts as they mature or suspended its business;

            (p) In the case of an Account arising from a sale of goods, the subject goods have been sold to an obligor on a true sale basis on open account, or subject to contract, and not on a bill and hold, consignment, on approval or on a "sale or return" basis or subject to any other repurchase or return agreement, no material part of the subject goods has been returned, rejected, lost or damaged, and said Account is not evidenced by chattel paper or an instrument of any kind;

            (q) The Account Debtor in respect of such Account (i) has its principal place of business in the United States of America, (ii) has its principal place of business in a member country of the Organization for Economic Cooperation and Development and has a senior debt rating of at least BBB+ by S&P or a comparable rating from another nationally recognized rating agency, (iii) is listed on Schedule C hereto or (iv) is otherwise approved by the Required Lenders; and

            (r) Said Account is subject to a valid, first priority perfected security interest in favor of the Collateral Agent securing the Obligations;

In determining the amounts of Eligible Accounts, the face amounts of all Accounts shall, to the extent included therein, be reduced by (i) the amount of all accrued and actual returns, discounts, claims, credits, credits pending, accrued and actual price adjustments, freight or finance charges or other allowances (including any amount that the Company or Domestic Subsidiary may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)); (ii) the aggregate amount of all reserves, limits or deductions provided for in this definition and elsewhere in this Agreement; and (iii) the aggregate amount of all cash received in respect of Accounts but not yet applied by the Company or the applicable Domestic Subsidiary to reduce the amount of the Accounts. If any Eligible Account (other than an Account for which the Account Debtor has a senior debt rating of at least BBB+ by S&P or a comparable rating from another nationally recognized rating agency), when added to all other accounts that are obligations of the same obligor and its Affiliates, results in a total sum that exceeds 15% of the total balance then due on all gross Accounts receivable (without giving effect to any reduction in Eligible Accounts pursuant to this proviso), the amount of said account in excess of 15% of such total balance then due shall be excluded from Eligible Accounts. In determining the aggregate amount of Accounts from the same Account Debtor that are unpaid more than 90 days from the date of invoice or more than 60 days from the due date pursuant to clause (h) above, there shall be excluded the amount of any net credit balances relating to the Accounts.

            "Eligible Fixed Assets" means, at the time of any determination thereof, the net book value of the Company's and its Domestic Divisions' Fixed Assets, determined in accordance with GAAP on a basis consistent with the Company's and its Domestic Subsidiaries' historical and current accounting practices; provided that real property for which appraisals reasonably acceptable to the Administrative Agent have been completed shall be valued at appraised value (except for the Company's real property located in Angleton, Texas, which shall be valued at net book value). For purposes of calculating the Borrowing Base, no Fixed Asset may be included as an "Eligible Fixed Asset" unless (i) the Company or a Domestic Subsidiary has good and unencumbered title thereto, (ii) the Administrative Agent on behalf of the Secured Parties possesses a valid first priority perfected security interest therein under the Security Documents and (iii) such equipment is in service at the end of the month for which the Borrowing Base is being determined and is not construction in progress.

            "Eligible Inventory" means, at any date, Inventory of the Company and its Domestic Divisions, net of any Inventory Reserves, and for which each of the following statements is accurate and complete (and the Company by including the Inventory Value of such Inventory in any computation of the Borrowing Base shall be deemed to represent and warrant to the Administrative Agent, the Issuing Bank and each Lender the accuracy and completeness of such statements):

            (a) No Person other than the Company or its Domestic Divisions has any direct or indirect ownership interest or title to said Inventory;

            (b) Said Inventory is subject to a valid, unencumbered, first priority perfected security interest in favor of the Collateral Agent securing the Obligations;

            (c) Said Inventory is in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over it or its use and/or sale and is currently usable in the normal course of business of the Company and its Domestic Divisions;

            (d) Said Inventory is in the possession of the Company or one of its Domestic Divisions and is located in the United States or in a contract warehouse specified on a schedule attached to the Security Agreement and segregated or otherwise separately identifiable from goods of all others, if any, stored on the premises;

            (e) Said Inventory does not include goods that are used for demonstrations and display or are held by the Company or its Domestic Divisions pursuant to a consignment agreement or other agreement whereby the Company or Domestic Division will not be invoiced for the goods and payment for the goods will result in a reduced finished good selling price;

            (f) Said Inventory does not represent goods returned or rejected due to quality issues raised by customers of the Company or its Domestic Divisions or goods in transit;

            (g) Said Inventory is not seconds, thirds, return to vendor, scrap, stale, defective, obsolete, slow moving or unmerchantable, and otherwise conforms to the representations and warranties contained in the Loan Documents;

            (h) Said Inventory is not located at an operating facility that the Company or the applicable Domestic Division plans to close within thirty
      (30) days from the date of determination of the most recent Borrowing
      Base;

            (i) Said inventory is not film, packaging and/or shipping supplies or materials;

            (j) The Inventory Value of said Inventory included in the Borrowing Base is net of any premium or expedite fee that was not approved and will not be reimbursed by the customer (other than any such fees to the extent the aggregate amount thereof included in Inventory Value does not exceed $400,000);

Without limiting the foregoing, Inventory shall not be Eligible Inventory if any purchase order, invoice or any other document in connection therewith indicates that any Person other than the Company or Domestic Subsidiary has any ownership interest therein.

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Interests" means any shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights to acquire any such equity ownership interests.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Article VII.

            "Excess and Obsolete Reserve" shall equal 50% of the gross amount of all Raw Materials which are not supported by a specific purchase order from a customer or Hard Forecast.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.18(b)), any withholding tax imposed by the United States of America that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to any withholding tax pursuant to Section 2.16(a), or
(ii) is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

            "Existing Facility" means the Amended and Restated Credit Agreement dated as of February 26, 1999, among the Company, the Lenders thereunder and Chase, as Issuing Bank and as Administrative Agent.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

            "Finished Goods" means completed assemblies which have completed final testing and are to be sold in the normal course of business and are valued at standard costs with respect to labor, overhead and direct material costs, provided that labor and overhead do not comprise more than 25% of the total cost of the finished assembly.

            "Fiscal Quarter" means the fiscal quarter of the Company, ending on the last day of each March, June, September and December of each year.

            "Fixed Assets" means property, plant and equipment.

            "Fixed Charge Coverage Ratio" means, for any period, the ratio of
(i) Consolidated EBITDA plus operating lease and rental expenses and less cash taxes of the Company and its Restricted Subsidiaries for such period to (ii) Debt Service plus Capital Expenditures plus operating lease and rental expenses of the Company and its Restricted Subsidiaries for such period.

            "Foreign Borrower" means any Borrowing Subsidiary that is a Foreign Subsidiary.

            "Foreign Borrower Commitment" means, with respect to each Fronting Lender and Foreign Borrower Supplement, the commitment of such Fronting Lender to make Revolving Loans under Section 2.01(b) and such Foreign Borrower Supplement, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Fronting Lender pursuant to Section 9.04.

            "Foreign Borrower Exposure" means, with respect to any Revolving Lender at any time, such Revolving Lender's Applicable Percentage of the aggregate principal amounts of the outstanding Revolving Loans made under
Section 2.01(b).

            "Foreign Borrower Fronting Fee" shall have the meaning specified in
Section 2.11(c)(ii).

            "Foreign Borrower Participation Fee" shall have the meaning specified in Section 2.11(c)(i).

            "Foreign Borrower Supplement" means an agreement in the form of Exhibit O hereto executed and delivered by one or more Foreign Borrowers, one or more Fronting Lenders and the Administrative Agent as provided in Section 2.01(d).

            "Foreign Lender" means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

            "Foreign Subsidiary Amount" means an amount equal to the sum of (i) 65% of the net book value of the Accounts owed to Foreign Subsidiaries (other than Unrestricted Subsidiaries) organized in Approved Jurisdictions, (ii) 35% of the net book value of the Inventory of Foreign Subsidiaries (other than Unrestricted Subsidiaries) organized in Approved Jurisdictions and (iii) 40% of the net book value of Fixed Assets of Foreign Subsidiaries (other than Unrestricted Subsidiaries) organized in Approved Jurisdictions; provided, that if the amount under this clause (b) would constitute more than 20% of the Borrowing Base (calculated using such amount for purposes of clause (d) of the definition of "Borrowing Base"), the Foreign Subsidiary Amount shall be reduced to an amount that constitutes no more than 20% of the Borrowing Base (calculated using such revised amount for purposes of clause (d) of the definition of "Borrowing Base"). For purposes of computing the Foreign Subsidiary Amount, (i) the net book value of any Accounts, Inventory or Fixed Assets at any time shall be deemed to equal the net book value of such assets at the end of the month prior to the date a completed Borrowing Base Certificate shall have been delivered under Section 5.01(e) and (ii) amounts expressed in foreign currencies shall be translated into dollars using the same practices as are used by the Company in preparing its consolidated financial statements.

            "Fronting Lender" means, as to any Foreign Borrower Supplement, each Revolving Lender that has executed and delivered such Foreign Borrower Supplement as a Fronting Lender. Any Fronting Lender may, in its discretion, arrange for one or more Revolving Loans to be made by it under any Foreign Borrower Supplement to be made by Affiliates of such Fronting Lender, in which case the term "Fronting Lender" shall include any such Affiliate with respect to Revolving Loans so made by it.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such

Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantee Agreement" means the Guarantee Agreement substantially in the form of Exhibit E among the Company, the Guarantors from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

            "Hard Forecast" is communicated in advance or in lieu of a purchase order from a customer, as stipulated in the customer's contract, and means that the customer is liable for raw materials purchased on the customer's behalf in the case that the customer changes or cancels an order.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, other than accounts payable in the ordinary course of business, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement substantially in the form of Exhibit F among the Company, the Subsidiaries from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

            "Information Memorandum" means the Confidential Information Memorandum dated July 1999 relating to the Company and the Transactions.

            "Intercompany Indebtedness" means any Indebtedness of the Company or any Subsidiary owed to and held by the Company or any Wholly Owned Subsidiary; provided that any subsequent issuance or transfer of any Equity Interest which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute a new incurrence of Indebtedness other than Intercompany Indebtedness by the issuer thereof.

            "Interest Coverage Ratio" means, on any day, the ratio of (a) Consolidated EBITA for the Rolling Period ending on the then most recent preceding Quarterly Date to (b) Cash Interest Expense during such Rolling Period.

            "Interest Election Request" means a request by a Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.06.

            "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

            "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Inventory" means all Raw Materials, Work-in-Process and Finished Goods held in the normal course of business and as such term is defined in
Section 9.109(4) of the UCC as shown on the Company's perpetual inventory records or equivalent reporting in accordance with their current and historical classifications.

            "Inventory Reserves" means for the Company and its Domestic Divisions at any date, an amount equal to the sum of (i) any profits or transfer price additions accrued in connection with transfers of such Inventory between the Company and its Domestic Divisions or among Domestic Divisions of the Company, (ii) any net favorable direct material variances capitalized on the Company's or its Domestic Division's balance sheet for financial reporting purposes based on current and historical accounting practices, (iii) the Angleton Direct Material Purchase Price Reserve, (iv) the Excess and Obsolete Reserve, (v) the amount which represents cycle count adjustments or any other amount which represents inventory shrinkage, (vi) warranty or scrap reserves and
(vii) the amount of any reserve maintained by the Company and its Domestic Divisions which represents written-down, non-saleable or otherwise obsolete inventory that has not been otherwise excluded from Eligible Inventory.

            "Inventory Value" means a dollar amount equal to the lesser of (i) standard cost excluding "Obsolescence Reserve", calculated or summarized on a basis consistent with the Company's quarterly SEC reporting and with GAAP and with the Company's current and historical accounting practices and (ii) the market value of such Inventory; provided that the portion attributable to labor and overhead in work-in-process and finished goods does not comprise more than 25% of total cost for these items.

            "Issuing Banks" means with respect to Letters of Credit issued on or after the Effective Date, Chase and up to two other Lenders that may become Issuing Banks hereunder from time to time by entering into Issuing Bank Agreements with the Company, each in its capacity as an issuer of Letters of Credit hereunder, and the successors of any such person in such capacity as provided in Section 2.04(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank (provided that the Company has approved such Affiliate, such approval not to be unreasonably withheld), in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by it.

            "Issuing Bank Agreement" means an Issuing Bank Agreement between an Issuing Bank and the Company substantially in the form of Exhibit M.

            "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

            "Leverage Ratio" means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Company most recently ended prior to such date); provided, that for purposes of determining the Leverage Ratio, all references in the definitions of Total Indebtedness and Consolidated EBITDA (and in the definitions used therein) to Restricted Subsidiaries shall be deemed references to Subsidiaries.

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds to leading commercial banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. For the purposes of this Agreement and the other Loan Documents, the Company or any Subsidiary of the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

            "Loan Documents" means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, each Foreign Borrower Supplement, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the other Security Documents, any Issuing Bank Agreement, any promissory note issued pursuant to Section 2.08 and the Borrowing Base Certificates.

            "Loan Parties" means each Borrower and each Subsidiary that is party to the Guarantee Agreement or any Security Document.

            "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

            "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

            "Material Adverse Effect" means the result of one or more events, changes or effects which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on (a) the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company on an individual basis, or the Company and its Subsidiaries, taken as a whole (after giving effect to the Transactions) or (b) the validity or enforceability of any of the documents entered into in connection with the Transactions (including the Loan Documents) or the rights, remedies and benefits available to the parties thereunder.

            "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

            "Mortgaged Property" means each parcel of real property and the improvements thereto owned by any Borrower, any Domestic Subsidiary or any Foreign Subsidiary that is a direct or indirect parent of a Borrower.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Company to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Company as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company for the year in which such event occurred and that are directly attributable to such event, and the amount of any reserves established by the Company to fund contingent liabilities reasonably estimated to be payable as a direct result of or with respect to assets transferred in such event, (in each case, as determined reasonably and in good faith by the chief financial officer of the Company).

            "Net Worth" means, at any time and from time to time, the net worth of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

            "Obligations" means (a) the due and punctual payment by the Borrowers or the applicable Loan Parties of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under this Agreement and the other Loan Documents, (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of the Loan Parties, monetary or otherwise, under or pursuant to this Agreement and the other Loan Documents and
(c) the due and punctual payment of all obligations of the Company under each Hedging Agreement entered into (i) prior to the Effective Date with any counterparty that is a Lender (or an Affiliate thereof) on the date hereof or
(ii) on or after the Effective Date with any counterparty that is a Lender (or an Affiliate thereof) at the time such Hedging Agreement is entered into.

            "Original Credit Agreement" means the Credit Agreement dated as of August 24, 1999, among the Company, Citicorp USA as documentation agent, Bank of America NA, Bank One Texas NA, and SunTrust Bank, Atlanta, each as co-agents, Chase Bank of Texas, National Association, as administrative agent, collateral agent and issuing bank and the Lenders party thereto.

            "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Perfection Certificate" means a certificate in the form of Exhibit C or any other form approved by the Collateral Agent.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

            (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

            (g) any obligations or duties affecting any of the property of the Company or the Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

            (h) Liens arising from precautionary UCC financing statements regarding operating leases; and

            (i) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business.

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Permitted Investments" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 364 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which (i) has a combined capital and surplus and undivided profits of not less than $500,000,000 and (ii) has short-term credit ratings of at least A1 and P1 by S&P and Moody's, respectively;

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; provided that the Company shall take possession of all securities purchased by the Company or any Subsidiary under repurchase agreements and shall adhere to customary margin and mark-to-market procedures with respect to fluctuations in value; and

            (e) deposits in money market accounts investing exclusively or substantially exclusively in investments comprised of clauses (a) through
      (d) above.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pledge Agreements" means (a) a Pledge Agreement substantially in the form of Exhibit D among the Company, the Subsidiaries from time to time party thereto and the Collateral Agent and (b) in connection with pledges of shares of or other equity interests in Foreign Subsidiaries, other pledge agreements or similar agreements in form and substance satisfactory to the Collateral Agent, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in The City of Houston; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Proceeds" means the net cash proceeds received by the Borrower from any issuance of the Acceptable Securities after the Effective Date.

            "Qualified Foreign Subsidiary Holding Company" means a Domestic Subsidiary that does not own any assets other than, or engage in any business or activity other than the ownership of, Equity Interests of one or more Domestic or Foreign Subsidiaries and that does not have any Indebtedness or liabilities other than (a) liabilities incidental to its ownership of such Equity Interests and (b) liabilities as a Guarantor of the Obligations.

            "Quarterly Dates" means the last day of each March, June, September and December in each year.

            "Raw Materials" means any raw materials to be used or consumed in the manufacture of goods to be sold in the normal course of business and shall be valued at standard costs with respect to direct material purchases.

            "Register" has the meaning set forth in Section 9.04.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing at least 51% of the sum of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

            "Restatement Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Company or any Subsidiary.

            "Restricted Subsidiary" means (a) any Domestic Subsidiary and (b) any Foreign Subsidiary that is not an Unrestricted Subsidiary.

            "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

            "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving

Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Lenders' Revolving Commitments on the Restatement Effective Date is $175,000,000.

            "Revolving Exposure" means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender's Revolving Loans, (b) such Lender's Foreign Borrower Exposure and (c) such Lender's LC Exposure, in each case at such time.

            "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

            "Revolving Loan" means a Loan made pursuant to clause (a) of Section 2.01.

            "Revolving Maturity Date" means September 30, 2004.

            "Rolling Period" means any period of four consecutive Fiscal Quarters (or, if less, the number of full Fiscal Quarters subsequent to the Effective Date).

            "S&P" means Standard & Poor's Rating Services.

            "Scheduled Indebtedness" means all Indebtedness incurred under the Existing Facility or listed on Schedule B.

            "Secured Parties" means the Administrative Agent, the Collateral Agent, each Lender, the Issuing Bank and each other person to which any of the Obligations is owed.

            "Security Agreements" means (a) a Security Agreement substantially in the form of Exhibit G among the Company, the Domestic Subsidiaries from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties and (b) in connection with the creation of security interests in the assets of Foreign Subsidiaries, other security agreements or similar agreements in form and substance satisfactory to the Collateral Agent, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

            "Security Documents" means the Security Agreements, the Pledge Agreements, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11 or 5.12 to secure any of the Obligations.

            "Seller" means J.M. Huber Corporation, a New Jersey corporation.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency

Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Stock Purchase Agreement" means the Amended and Restated Stock Purchase Agreement dated August 12, 1999, between the Seller and the Company.

            "Subordinated Indebtedness" means Indebtedness that by its terms is subordinated to any of the Obligations.

            "Subordinated Notes" means the 6% Convertible Subordinated Notes due 2006 issued by the Company in an aggregate principal amount of $80,200,000 under the Subordinated Note Indenture.

            "Subordinated Note Indenture" means the Indenture dated as of August 13, 1999, between the Company and Harris Trust Company of New York, as trustee.

            "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Subsidiary" means any subsidiary of the Company. For purposes of the representations and warranties made herein on the Effective Date, the term "Subsidiary" includes each of the Avex Entities and their subsidiaries.

            "Syndication Agent" means Credit Suisse First Boston., in its capacity as Syndication Agent.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Term Loan" means a Loan made by a Lender pursuant to clause (a) of
Section 2.01.

            "Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder. The amount of each Lender's Term Loan Commitment is set forth on Schedule 2.01.

The aggregate amount of the Lenders' Term Loan Commitments on the Effective Date was $100,000,000.

            "Term Loan Lender" means a Lender with a Term Loan Commitment or an outstanding Term Loan.

            "Term Loan Maturity Date" means September 30, 2004.

            "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

            "Total Indebtedness" means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of such date that is not required to be reflect on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that, (i) for purposes of clause
(b) above, the term "Indebtedness" shall not include contingent obligations of the Company or any Restricted Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness and (ii) solely for purposes of calculating the Leverage Ratio but not for any other purpose, all references to Restricted Subsidiaries in this definition and in the definitions referred to herein shall be deemed references to Subsidiaries.

            "Transactions" means the Acquisition, the repayments of Indebtedness required under Section 4.01, the execution, delivery and performance of the Loan Documents, the Borrowings and issuances of Letters of credit hereunder and the creation of the Liens created by the Security Documents.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Texas or, where applicable as to specific Collateral, any other relevant state.

            "Unrestricted Subsidiary" means (i) any Foreign Subsidiary of the Company that at the time of determination shall have been designated as an Unrestricted Subsidiary by the

Company in the manner provided below (and shall not subsequently have been designated as a Restricted Subsidiary) and (ii) any subsidiary of an Unrestricted Subsidiary. The Company may from time to time designate any Foreign Subsidiary (other than a Foreign Subsidiary that, immediately after such designation, shall hold any Indebtedness of or Equity Interest in the Company or any Restricted Subsidiary) as an Unrestricted Subsidiary, and may designate any Unrestricted Subsidiary as a Restricted Subsidiary so long as, immediately after giving effect to such designation, no Default shall have occurred and be continuing. Any designation by the Company pursuant to this definition shall be made in an officer's certificate delivered to the Administrative Agent and containing a certification that such designation is in compliance with the terms of this definition. Notwithstanding the foregoing, no Borrowing Subsidiary shall at any time be an Unrestricted Subsidiary.

            "Wholly Owned Subsidiary" means any Subsidiary of the Company all the capital stock or other equity interests of which (other than directors' qualifying shares and shares held by other than the Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or one of its Subsidiaries) is owned by the Company or one or more Wholly Owned Subsidiaries.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            "Work-in-Process" means goods to be sold in the normal course of business, which are currently in the process of being manufactured and shall be valued at standard costs with respect to labor, overhead and direct material costs; provided that labor and overhead does not comprise more than 25% of the total value of work-in-process per assembly.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to

Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The phrase "the date of this Agreement" or "the date hereof" shall mean the date of this Amended and Restated Credit Agreement.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

            SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees (i) to make a Term Loan to the Company on the Effective Date, in dollars, in a principal amount that will not result in
(x) such Lender's Term Loan exceeding such Lender's Term Loan Commitment or (y) the sum of the aggregate outstanding principal amount of the Loans and the LC Exposure exceeding the Borrowing Base then in effect and (ii) to make Revolving Loans to any Borrower from time to time during the Revolving Availability Period, in dollars, in an aggregate principal amount that will not result in (x) such Lender's Revolving Exposure exceeding its Revolving Commitment, (y) the sum of the aggregate outstanding principal amount of the Loans and the LC Exposure exceeding the Borrowing Base then in effect or (z) in the case of any Foreign Borrower, the sum of the aggregate outstanding principal amount of the Revolving Loans of all Foreign Borrowers exceeding $20,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed. The parties hereto acknowledge that the Term Loan Commitments terminated on the Effective Date.

            (b) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Fronting Lender that is party to a Foreign Borrower Supplement agrees, severally and not jointly, to make Revolving Loans to any Foreign Borrower that is a designated Borrower under such Foreign Borrower Supplement from time to time during the Revolving Availability Period, in dollars, in an aggregate principal amount that will not result in (i) such Lender's Revolving Exposure exceeding its Revolving Commitment, (ii) the aggregate outstanding principal amount of the Loans and the LC Exposure exceeding the Borrowing Base then in effect, (iii) the aggregate principal amount of the Revolving Loans made by such Fronting

Lender pursuant to such Foreign Borrower Supplement exceeding such Fronting Lender's Foreign Borrower Commitment under such Foreign Borrower Supplement or
(iv) the sum of the aggregate outstanding principal amount of the Revolving Loans of all Foreign Borrowers exceeding $20,000,000; provided that a Fronting Lender shall not be required to, and shall not, make any Revolving Loan under this paragraph if the Required Lenders shall have delivered to such Fronting Lender, not later than two Business Days prior to the date on which any such Revolving Loan shall have been scheduled to be made, a notice stating that a Default has occurred and is continuing and directing such Fronting Lender not to make Revolving Loans.

            (c) In the event that any Revolving Borrowing made pursuant to paragraph (b) above shall be outstanding and (i) the principal of or interest on such Borrowing shall not be paid within three Business Days after the date on which it is due and one or more Fronting Lenders holding a majority in interest of the outstanding Revolving Loans included in such Revolving Borrowing shall deliver to the Administrative Agent and the Company a request that the provisions of this paragraph take effect with respect to such Borrowing or (ii) the Revolving Commitments shall be terminated or the Loans accelerated pursuant to Article VII, then (A) each Revolving Lender shall acquire at face value a participation in the Loans included in such Revolving Borrowing and the interest accrued thereon equal to its Applicable Percentage of such obligations, and shall pay the purchase price for such participation by wire transfer of immediately available funds in dollars to the Administrative Agent in the manner provided in Section 2.05 (and the Administrative Agent shall promptly wire the amounts so received to the applicable Fronting Lenders ratably in accordance with their respective Revolving Loans included in such Revolving Borrowings) and
(B) such Loans shall at all times thereafter, until repaid in accordance with the terms hereof, bear interest at the rate applicable to overdue ABR Borrowings under Section 2.13(c), and the principal of and interest on such Loans will be payable at the applicable times and places for overdue ABR Borrowings. The obligations of the Revolving Lenders to acquire and pay for participations in Revolving Loans pursuant to this paragraph shall be absolute and unconditional under any and all circumstances.

            (d) One or more Foreign Borrowers, the Administrative Agent and one or more Revolving Lenders may from time to time enter into one or more Foreign Borrower Supplements pursuant to which such Revolving Lenders may agree to serve as Fronting Lenders. Any such Foreign Borrower Supplement shall set forth the Foreign Borrower Commitment of each Fronting Lender party thereto, the Foreign Borrowers that may borrow under such Foreign Borrower Supplement, any special provisions for the times and places at which or the Persons to which Borrowing Requests are to be delivered, proceeds of Borrowings are to be disbursed or payments in respect of Borrowings are to be made or for the compensation to be payable to Fronting Lenders and any other special provisions to be applicable to Borrowings under such Foreign Borrower Supplement. Any special provisions referred to in the preceding sentence that shall be included in any Foreign Borrower Supplement shall be applicable to all Borrowings under such Foreign Borrower Supplement, notwithstanding any other provision of this Article II to the contrary (and in the absence of any such special provisions, the applicable provisions set forth in this Article II shall control).

            SECTION 2.02. Loans and Borrowings. (a) Each Term Loan and each Revolving Loan made pursuant to Section 2.01(a) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Revolving Loan made pursuant to Section 2.01(b) shall be made as part of a Borrowing consisting of Loans of the same Type made by the Fronting Lenders ratably in accordance with their respective applicable Foreign Borrower Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Subject to Section 2.13, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) At the commencement of each Interest Period for any Eurodollar Borrowing, and at the time that any ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of five Eurodollar Borrowings outstanding.

            (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Loan Maturity Date, as applicable or if the requested Interest Period with respect to any Term Loan or portion thereof would extend beyond any date upon which is due any scheduled principal payment in respect of Term Loans unless the aggregate principal amount of Term Loans which are ABR Loans or which are Eurodollar Loans having Interest Periods that will expire on or before such date equals or exceeds the amount of such principal payment.

            SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i) whether the requested Borrowing is to be a Revolving Borrowing or Term Borrowing and, in the case of a Revolving Borrowing, whether such Borrowing is to be made under Section 2.01(a) or 2.01(b) (and, if such Borrowing is to be made under

      Section 2.01(b), the Foreign Borrower Supplement pursuant to which such Borrowing is to be made);

            (ii) the aggregate amount of such Borrowing;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

            (vi) the Borrower requesting such Borrowing; and

            (vii) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.05(a).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the requesting Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender or Fronting Lender, as the case may be, of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit for its own account or for the joint and several account of the Company and a Subsidiary, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by such Issuing Bank, the Company also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $20,000,000, (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments and (iii) the sum of the aggregate outstanding principal amount of the Loans and the LC Exposure shall not exceed the Borrowing Base then in effect.

            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Company receives such notice. If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

            (f) Obligations Absolute. The Company's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company's obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by any Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the

Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

            (h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.10(b) and (c), and any such cash collateral so deposited and held by the Administrative Agent hereunder shall constitute part of the Borrowing Base for purposes of determining compliance with Section 2.10(b) and (c). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived. If the Company is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to the Company as and to the extent that, after giving effect to such return, the Company would remain in compliance with Section 2.10(b) and no Default shall have occurred and be continuing.

            SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

            (b) Unless the Administrative Agent shall have received notice from a Lender prior to any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

            SECTION 2.06. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different

Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

            (b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(f) of this Section:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

            SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Loan Commitments shall permanently terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments and the Foreign Borrower Commitments shall permanently terminate on the Revolving Maturity Date.

            (b) The Company may at any time terminate, or from time to time reduce, the Revolving Commitments or any Foreign Borrower Commitment; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments or any Foreign Borrower Commitment if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

            (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

            SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.09.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Company. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.09. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (d) of this Section, the Company shall repay the Term Borrowings in 20 consecutive quarterly installments, payable on December 31, 1999 and on each Quarterly Date thereafter, in the quarterly and annual aggregate principal amounts set forth opposite the applicable period listed below:

--------------------------------------------------------------------------------
        Period            Quarterly Payment            Annual Amount
        ------            -----------------            -------------
--------------------------------------------------------------------------------
         1999                $3,000,000                 $3,000,000
--------------------------------------------------------------------------------
         2000                 4,000,000                 16,000,000
--------------------------------------------------------------------------------
         2001                 4,500,000                 18,000,000
--------------------------------------------------------------------------------
         2002                 5,000,000                 20,000,000
--------------------------------------------------------------------------------
         2003                 5,500,000                 22,000,000
--------------------------------------------------------------------------------
         2004                 7,000,000                 21,000,000
--------------------------------------------------------------------------------

            (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.

            (c) Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably; provided that any prepayment made pursuant to Section 2.10(a) shall be applied first, to reduce the next scheduled repayment of the Term Borrowings to be made pursuant to this Section unless and until such next scheduled repayment has been eliminated as a result of reductions hereunder and second, ratably.

            (d) Prior to any repayment of any Term Borrowings hereunder, the Company shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

            SECTION 2.10. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, in an aggregate amount that is an integral multiple of $5,000,000, subject to the requirements of this Section.

            (b) In the event and on each occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrowers shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.04(j)) in an aggregate amount equal to such excess.

            (c) In the event and on each occasion that the sum of the aggregate outstanding principal amount of all Term Loans and the aggregate Revolving Exposure exceeds the Borrowing Base, the Borrowers shall prepay Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.04(j)) in an aggregate amount equal to such excess.

            (d) In the event and on each occasion that any Proceeds are received by the Company, the Company shall, immediately after such Proceeds are received, apply such Proceeds to prepay Term Loans until the Term Loans have been paid in full.

            (e) The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

            SECTION 2.11. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the date of this Agreement to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees in respect of the Revolving Commitments shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

            (b) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participation in each Letter of Credit, which shall accrue at a per annum rate equal to the Applicable Rate used to compute interest on Eurodollar Revolving Loans on the average daily amount of the portion of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (but which shall in no event be less than $500 for the period from and including the date of issuance thereof to but excluding the date on which it expires or is drawn in full), and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) The Company agrees to pay (or to cause the applicable Foreign Borrower to pay) (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (an "Foreign Borrower Participation Fee") with respect to its obligation under Section 2.01(c) to acquire participations in Revolving Loans, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Revolving Lender's Foreign Borrower Exposure (excluding any portion thereof attributable to Revolving Loans in respect of which such Lender has made, or is required to have made, payments to the applicable Fronting Lenders as provided in Section 2.01(d)) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any Foreign Borrower Exposure, and (ii) to each Fronting Lender a fronting fee (an "Foreign Borrower Fronting Fee"), which shall accrue at the rate of .125% per annum on the daily aggregate outstanding amount of the Revolving Loans made by such Fronting Lender under
Section 2.01(b) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there cease to be any Revolving Loans outstanding. Foreign Borrower Participation Fees and Foreign Borrower Fronting Fees accrued under this paragraph through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such Fees shall be payable on the date on which the Revolving Commitments terminate and any such Fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All Foreign Borrower Participation Fees and Foreign Borrower Fronting Fees payable under this paragraph shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (d) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

            (e) The Company agrees to pay to the Administrative Agent, for the account of each Lender who executes and delivers to the Administrative Agent a signature page to this amendment and restatement by June 23, 2000, an amendment fee equal to 0.10% of the outstanding Loans, LC Exposure and unused Commitments of such Lender prior to the Restatement Effective Date.

            (f) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to any Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

            SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate (except that the Loans comprising each ABR Borrowing made pursuant to Section 2.01(b) shall bear interest at the Alternate Base Rate).

            (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate (except that the Loans comprising each Eurodollar Borrowing made pursuant to Section 2.01(b) shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing).

            (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

            (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

            (b) the Administrative Agent determines that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

            SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

            (ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

            (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

            (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

            (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(e) and is revoked in accordance therewith), (d) the purchase of participations in any Revolving Loan pursuant to

Section 2.01(c), or (e) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the applicable Borrower pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Company shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental

Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

            SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14,
2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans (other than Revolving Loans made pursuant to Section 2.01(b)), Term Loans, participations in LC Disbursements or in participations in Revolving Loans made by Fronting Lenders resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans

(other than Revolving Loans made pursuant to Section 2.01(b)), Term Loans, participations in LC Disbursements or in participations in Revolving Loans made by Fronting Lenders and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans (other than Revolving Loans made pursuant to Section 2.01(b)), Term Loans, participations in LC Disbursements of other Lenders or in participations in Revolving Loans made by Fronting Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans (other than Revolving Loans made pursuant to Section 2.01(b)), Term Loans, participations in LC Disbursements or in participations in Revolving Loans made by Fronting Lenders; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

            (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.04(d) or (e), 2.05(b), 2.17(d) or 9.03(c),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 2.14, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

            SECTION 2.19. Borrowing Subsidiaries. On or after the Effective Date, the Company may designate any Restricted Subsidiary of the Company as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Restricted Subsidiary and the Company, and upon such delivery such Restricted Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Restricted Subsidiary, whereupon such Restricted Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Revolving Loan to such Borrowing Subsidiary or any Letter of Credit issued for the account of such Borrowing Subsidiary shall be outstanding hereunder; provided that such Borrowing Subsidiary Termination shall be effective to terminate such Borrowing Subsidiary's right to make further Borrowings or to request Letters of Credit under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Lender.

                                   ARTICLE III

                         Representations and Warranties

              Each Borrower represents and warrants to the Lenders:

            SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrowers or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) those the failure to obtain or make which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except Liens created under the Loan Documents.

            SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1999, reported on by KPMG LLP, independent certified public accountants, and (ii) as of and for the fiscal quarter and the portion of the current fiscal year ended March 31, 2000, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

            (b) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of the Company or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

            (c) Since December 31, 1999, there has been no Material Adverse Effect.

            SECTION 3.05. Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that (i) do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and (ii) individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Company or any of its Subsidiaries as of the Effective Date after giving effect to the Transactions.

            SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

            (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

            (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

            SECTION 3.07. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, material agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

            SECTION 3.08. Investment and Holding Company Status. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.09. Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $15,000,000 the fair market value of the assets of all such underfunded Plans.

            SECTION 3.11. Disclosure. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Company in, each Subsidiary of the Company and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

            SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Company and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Company believes that the insurance maintained by or on behalf of the Company and its Subsidiaries is adequate.

            SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened. The hours worked by and payments made to employees of the Company and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

            SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

            SECTION 3.16. Senior Indebtedness. The Obligations will constitute Senior Debt under and as defined in the Subordinated Note Indenture.

            SECTION 3.17. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of the Company and its Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The cost to the Company and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Company to conduct its businesses without Material Adverse Effect.

            SECTION 3.18. Intellectual Property. The Company and each of its Subsidiary owns, or is licensed to use, all patents, trademarks, tradenames, service marks, copyrights, technology, know-how and processes (together with all applications therefor and licenses granting rights therein, "Intellectual Property") reasonably necessary for the conduct of its business as currently conducted, except for those the failure to own or be licensed to use which could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, (a) the use of Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any person, (b) no Intellectual Property of the Company or any of its Subsidiaries is being infringed upon by any Person, and (c) no claim is pending or threatened in writing challenging the use or the validity of any Intellectual Property of the Company or any Subsidiary, except for infringements and claims referred to in the foregoing clauses (a), (b) and (c) that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            The representations and warranties made by the Borrowers on the Effective Date under the Original Credit Agreement shall survive for all purposes regardless of the changes effected by this amendment and restatement.

                                   ARTICLE IV

                                   Conditions

            SECTION 4.01. Restatement Effective Date. The amendment and restatement of the Original Credit Agreement effected hereby and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

            (a) The Administrative Agent (or its counsel) shall have received from the Company and Lenders constituting the Required Lenders either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Collateral Agent, the Documentation Agent, the Issuing Banks and the Lenders and dated the Restatement Effective Date) of Bracewell & Patterson, L.L.P., counsel for the Company, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative

      Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinion.

            (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

            (d) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

            (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

            (f) The Collateral and Guarantee Requirement shall have been satisfied on the Effective Date and shall continue to be satisfied as of the Restatement Effective Date.

            (g) The Administrative Agent shall have received a completed Borrowing Base Certificate as of May 31, 2000, dated the Restatement Effective Date and signed by a Financial Officer of the Company.

The Administrative Agent shall notify the Company and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.

            SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

            (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

            (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

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                                                                              67


Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

            SECTION 4.03. Initial Credit Event for each Borrowing Subsidiary. The obligation of the Lenders to make Loans to any Borrowing Subsidiary and the obligations of the Issuing Banks to issue Letters of Credit for the account of any Borrowing Subsidiary are subject to the satisfaction of the following conditions:

            (a) The Administrative Agent (or its counsel) shall have received a Borrowing Subsidiary Agreement duly executed by such Borrowing Subsidiary and the other parties thereto.

            (b) The Administrative Agent shall have received a favorable written opinion of counsel for such Borrowing Subsidiary, substantially in the form of Exhibit B-2 and covering such other matters relating to such Borrowing Subsidiary and its Borrowing Subsidiary Agreement as the Administrative Agent shall reasonably request.

            (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary, the satisfaction of the Collateral and Guarantee Requirement insofar as it relates to the assets of such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                                    ARTICLE V

                              Affirmative Covenants

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

            SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent and each Lender:

            (a) within 90 days after the end of each fiscal year of the Company, audited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, of (i) the Company and the consolidated Subsidiaries and (ii) the Company and the Restricted Subsidiaries as of the end of such year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and the consolidated Subsidiaries or the Company and the consolidated Restricted Subsidiaries, as applicable, on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, of (i) the Company and the consolidated Subsidiaries and (ii) the Company and the Restricted Subsidiaries, all certified by one of the Company's Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and the consolidated Subsidiaries or the Company and the consolidated Restricted Subsidiaries, as applicable, on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.13, 6.14, 6.15, 6.16 and 6.17 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) concurrently with any delivery of financial statements under clause (a) above, any management letter delivered to the management of the Company by the accounting firm that reported on such financial statements;

            (e) within 10 days after the end of each calendar month, (i) a completed Borrowing Base Certificate calculating and certifying the Borrowing Base as of the last day of such calendar month, certified as complete and correct and signed on behalf of the Company by a Financial Officer, and (ii) such other supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent shall reasonably request;

            (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

            (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

            SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000;

            (d) the occurrence of any event or any other development by which the Company or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

            (e) any other development (including the termination of any material contract) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03. Information Regarding Collateral. (a) The Company will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Company also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

            (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, the Company shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Company
(i) setting forth the information required pursuant to Section 1 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

            SECTION 5.04. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

            SECTION 5.05. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.06. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.07. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Company will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

            SECTION 5.08. Books and Records; Inspection and Audit Rights. (a) The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

            (b) The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Company's computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times and as often as reasonably requested; provided that, if no Default shall have occurred and be continuing, no more than one such evaluation will be requested by the Administrative Agent during any fiscal year. The Company agrees that an evaluation of the Borrowing Base will be initiated by the Administrative Agent within six weeks of the Restatement Effective Date. The Company shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such evaluation or appraisal. The Company also agrees to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves or changing the definitions of or modifying the eligibility criteria for the components of the Borrowing Base) to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal, in each case with the consent of the Company (such consent not to be unreasonably withheld).

            SECTION 5.09. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.10. Use of Proceeds and Letters of Credit. The proceeds of the Borrowings hereunder will be used only for the purposes set forth in the preamble to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

            SECTION 5.11. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Company will, at least five Business Days before such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied (to the extent applicable) with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned or to be owned by or on behalf of the Company or any other Subsidiary.

            SECTION 5.12. Further Assurances. The Company will, and will cause each Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing

72


statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Company also agrees to provide to the Administrative Agent from time to time upon request evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

            SECTION 5.13. Interest Rate and Currency Exchange Rate Protection. As promptly as practicable, and in any event within 60 days after the Effective Date, the Company will enter into, and thereafter for a period of not less than four years will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which shall be to fix or limit the interest cost to the Company with respect to at least 50% of the Term Loans outstanding from time to time. The Company will also identify currency exchange rate risks to which the Company and the Subsidiaries are subject from time to time and enter into one or more exchange rate protection agreements, on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, to limit such risks. Without limiting the foregoing, in the event the Company shall use the proceeds of any Borrowing hereunder to make a loan or advance to any Foreign Subsidiary, such loan or advance will be denominated in the currency of the jurisdiction in which such Subsidiary has its principal operations and the Company will enter into one or more exchange rate protection agreements, on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, to limit the exchange rate risk to the Company associated with such loan or advance.

            SECTION 5.14. Ownership of Subsidiaries. (a) The Company will, and will cause each of the Subsidiaries to, ensure that all Equity Interests in Domestic Subsidiaries are owned directly or indirectly at all times only by the Company or one or more other Domestic Subsidiaries and that all the Equity Interests of such latter Domestic Subsidiaries are pledged to secure the Obligations.

            (b) As promptly as practicable, and in any event within 30 days after the Effective Date, the Company will, and will cause each of its Subsidiaries to, ensure that any Foreign Subsidiary (including each Foreign Subsidiary acquired in connection with the Acquisition), is owned directly or indirectly at all times by a Qualified Foreign Subsidiary Holding Company and that all the Equity Interests of such Qualified Foreign Subsidiary Holding Company are pledged to secure the Obligations.

                                   ARTICLE VI

                               Negative Covenants

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

            SECTION 6.01. Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

            (a) the Obligations;

            (b) Subordinated Notes in a maximum aggregate principal amount of $80,200,000;

            (c) Acceptable Securities; provided that the Proceeds thereof shall have been applied as required by Section 2.10(d);

            (d) Indebtedness existing on the Effective Date and set forth in
      Schedule 6.01, and extensions, renewals and replacements of any such Indebtedness that do not change the obligors liable for the payment thereof, increase the outstanding principal amount thereof or shorten the maturity or the weighted average life thereof;

            (e) Intercompany Indebtedness (to the extent permitted by Section 6.04);

            (f) Guarantees by the Company or any Subsidiary of Indebtedness of any Restricted Subsidiary, other than Guarantees by the Company or any Subsidiary that is a Loan Party of Indebtedness of any Subsidiary that is not a Loan Party;

            (g) Indebtedness of the Company, any Domestic Subsidiary or any Foreign Borrower incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed $25,000,000 at any time outstanding;

            (h) Indebtedness of any Person that becomes a Domestic Subsidiary or a Foreign Borrower after the Effective Date; provided that (A) such Indebtedness exists at the time such Person becomes a Domestic Subsidiary or a Foreign Borrower, as the case may be, and is not created in contemplation of or in connection with such Person becoming a Domestic Subsidiary or a Foreign Borrower, as the case may be, and (B) the aggregate principal amount of Indebtedness permitted by this clause (h) shall not exceed $5,000,000 at any time outstanding;

            (i) Indebtedness of Unrestricted Subsidiaries for which neither the Company nor any Restricted Subsidiary shall be liable as obligor, under any Guarantee or otherwise;

            (j) other unsecured Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding; and

            (k) other unsecured Indebtedness incurred by Foreign Subsidiaries for working capital purposes in an aggregate principal amount not exceeding $2,500,000 at any time outstanding.

            SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

            (a) Liens created under the Loan Documents;

            (b) Permitted Encumbrances;

            (c) any Lien on any property or asset of the Company or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secured on the Effective Date;

            (d) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that shall have become a Subsidiary after the Effective Date prior to the time such Person shall have become a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (e) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary, including Liens deemed to exist in respect of assets subject to Capital Lease Obligations; provided that
      (A) such Liens secure Indebtedness permitted by clause (g) of Section 6.01, (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other property or assets of the Company or any Subsidiary;

            (f) Liens securing Intercompany Indebtedness permitted under Section 6.01(e);

            (g) extensions, renewals or replacements of any Lien referred to in clauses (c), (d) and (e); provided that the principal amount of the Indebtedness or obligations secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby;

            (h) Liens on the assets of Unrestricted Subsidiaries securing Indebtedness permitted under Section 6.01(i); and

            (i) additional Liens incurred by the Company and its Subsidiaries so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $1,000,000 at any time.

            SECTION 6.03. Fundamental Changes. (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person may merge with or into any Subsidiary in a transaction in which the surviving entity is a Subsidiary; provided that (A) if any party to such merger is a Loan Party the surviving Person must also be a Loan Party and must succeed to all the obligations of such Loan Party under the Loan Documents and (B) if any party to such merger is a Restricted Subsidiary the surviving Person shall also be a Restricted Subsidiary unless designated as an Unrestricted Subsidiary pursuant to the definition of such term and (iii) any Subsidiary (other than a Loan Party) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

            (b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the Effective Date and businesses reasonably related or reasonably incidental thereto.

            SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all the foregoing being collectively called "Investments"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person (other than inventory acquired in the ordinary course of business) that constitute a business unit or are substantial in relation to the consolidated assets of the Company, except:

            (a)   the Acquisition;

            (b)   Permitted Investments;

            (c)   Investments existing on the Effective Date and set forth on
                  Schedule 6.04;

            (d)   Investments existing on the Effective Date in Subsidiaries;

            (e) additional Investments in Persons that, immediately prior to such investments, are Restricted Subsidiaries;

            (f) Investments by Unrestricted Subsidiaries in Persons that, immediately prior to such investments, are Unrestricted Subsidiaries;

            (g) Investments consisting of all the issued and outstanding capital stock, or all or substantially all the assets, of Persons engaged in lines of business permitted under Section 6.03(b); provided that (A) no Default shall have occurred and be continuing at the time any such Investment is made or would occur as a result thereof and (B) the cash consideration payable for all such Investments made under this clause (g) after the Effective Date in the capital stock or assets of other Persons shall not exceed $20,000,000 in the aggregate;

            (h) Guarantees constituting Indebtedness permitted by Section 6.01; provided that a Subsidiary shall not Guarantee the Subordinated Notes or any Acceptable Securities;

            (i) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

            (j) accounts receivable arising in the ordinary course of business;

            (k) investments and loans held by any Subsidiary at the time it becomes a Subsidiary in a transaction permitted by this Section;

            (l) reasonable advances to officers and employees of the Company and any Subsidiary for travel arising in the ordinary course of business;

            (m) loans to officers and employees of the Company or any Subsidiary, not to exceed $100,000 in the aggregate at any one time outstanding;

            (n) promissory notes and other noncash consideration received by the Company and its Subsidiaries in connection with any asset sale permitted hereunder;

            (o) advances in the form of prepayments of expenses, so long as such expenses were incurred in the ordinary course of business and are paid in accordance with customary trade terms of the Company or any of its Subsidiaries;

            (p) Guarantees by the Company of obligations of Restricted Subsidiaries incurred in the ordinary course of business and not constituting Indebtedness; and

            (q) other investments, loans or advances made by the Company, any Domestic Subsidiary or any Foreign Borrower at times when no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof and that, taken together with all other investments made after the Effective Date under this clause (q), would not exceed (A) the sum of $5,000,000 and 50% of Consolidated Net Income of the Company for the period (treated as one accounting period) commencing January 1, 2000, and ending at the most recent fiscal quarter end for which financial statements shall have been delivered under Section 5.01(a) or (b), minus (B) the amount of Restricted Payments made after the Effective Date pursuant to Section 6.08(a).

            SECTION 6.05. Asset Sales, etc. The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest, except:

            (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business or as expressly permitted elsewhere in this Agreement;

            (b) sales, transfers and dispositions to the Company or a Restricted Subsidiary; and

            (c) sales, transfers and other dispositions of other assets (other than Equity Interests in Subsidiaries); provided that (x) the aggregate proceeds from such sales, transfers and other dispositions during any fiscal year shall not exceed the greater of (A) 10% of Consolidated Net Tangible Assets as of the beginning of such fiscal year and (B) 10% of Consolidated Net Income of the Company (excluding Unrestricted Subsidiaries) for such fiscal year, (y) not more than $2,000,000 of noncash proceeds shall be received from such sales, transfers and other dispositions during any fiscal year and (z) the aggregate cash proceeds in excess of the greater of (A) 5% of Consolidated Net Tangible Assets as of the beginning of such fiscal year and (B) 5% of Consolidated Net Income of the Company (excluding Unrestricted Subsidiaries) for such fiscal year shall be applied to prepay Term Borrowings; provided further, however, that if the Company shall deliver to the Administrative Agent within 10 days after receipt of such proceeds a certificate of a Financial Officer to the effect that the Company and the Subsidiaries intend to apply such proceeds (or a portion thereof specified in such certificate), within one year after receipt of such proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Company and the Subsidiaries, and certifying that no Default has occurred and is continuing, and if, pending such application, such proceeds shall be held in the form of cash or Permitted Investments, then no prepayment shall be required pursuant to this clause (iii) in respect of such proceeds (or the portion of such proceeds specified in such certificate, if applicable) except to the extent such proceeds shall not have been so applied by the end of such one year period, at which time a prepayment shall be required in an amount equal to the proceeds not so applied.

            SECTION 6.06. Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

            SECTION 6.07. Hedging Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than
(a) Hedging

Agreements required by Section 5.13 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or such Subsidiary is exposed in the conduct of its business or the management of its liabilities.

            SECTION 6.08. Restricted Payments; Certain Payments in Respect of Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) Restricted Subsidiaries may declare and pay dividends ratably with respect to their capital stock and (ii) if no Default or Event of Default has occurred and is continuing or would occur as a result thereof, the Company may make any Restricted Payment that, taken together with all other Restricted Payments made after the Effective Date, would not exceed (A) the sum of $5,000,000 and 50% of Consolidated Net Income of the Company for the period (treated as one accounting period) commencing January 1, 2000, and ending at the most recent fiscal quarter end for which financial statements shall have been delivered under Section 5.01(a) or (b), minus (B) the amount of investments made after the Effective Date pursuant to Section 6.04(q).

            (b) The Company will not, and will not permit any Restricted Subsidiary to, make or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of the principal of or interest on any Subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, cancelation or termination of any Subordinated Indebtedness, except scheduled and other mandatory payments of interest and principal in respect of Subordinated Indebtedness; provided that no payment shall be made in respect of Subordinated Indebtedness that is prohibited by the subordination provisions applicable to such Subordinated Indebtedness.

            SECTION 6.09. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Company and the Restricted Subsidiaries not involving any other Affiliate, (c) transactions among or between Unrestricted Subsidiaries and (d) any Restricted Payment permitted by Section 6.08.

            SECTION 6.10. Restrictive Agreements. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary (i) to pay dividends or other distributions with respect to any shares of its capital stock, (ii) to make or repay loans or advances to the Company or any other Restricted Subsidiary, (iii) to Guarantee Indebtedness of the Company or any other Restricted Subsidiary or (iv) sell, lease or transfer any of its Property to the Company or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on

Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

            SECTION 6.11. Sales and Assignments of Income, Revenues and Receivables. The Company will not, and will not permit any Restricted Subsidiary to, sell or assign, with or without recourse, for discount or otherwise, any income or revenues, including notes and accounts receivable.

            SECTION 6.12. Amendment of Material Documents. The Company will not, and will not permit any Subsidiary to, amend, modify or waive in any respect materially adverse to the Company or to the rights or interests of the Lenders any of its rights under the Subordinated Note Indenture or any document evidencing or governing Acceptable Securities.

            SECTION 6.13. Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio for any Rolling Period ending during either period set forth below to be less than the ratio set forth below opposite such period:

               Period                               Ratio
               ------                               -----

Through December 31, 2000                       2.00 to 1.00

Thereafter                                      3.00 to 1.00

            SECTION 6.14. Adjusted Leverage Ratio; Leverage Ratio. (a) The Company will not permit the Adjusted Leverage Ratio as of any date during any period set forth below to exceed the ratio set forth opposite such period:

                Period                                Ratio
                ------                                -----

Through December 31, 2000                           3.50 to 1.00

Thereafter                                          3.00 to 1.00

; provided, however, that during any period following receipt by the Company, after the Restatement Effective Date, of Net Proceeds in excess of $50,000,000 in the aggregate from one or more issuances of Equity Interests of the Company, the Company will not permit the Adjusted Leverage Ratio to exceed 3.00 to 1.00.

      (b) The Company will not permit the Leverage Ratio as of any date during any period set forth below to exceed the ratio set forth opposite such period:

               Period                               Ratio
               ------                               -----

Through December 31, 2000                       3.50 to 1.00

Thereafter                                      3.00 to 1.00

; provided, however, that during any period following receipt by the Company, after the Restatement Effective Date, of Net Proceeds in excess of $50,000,000 in the aggregate from one or more issuances of Equity Interests of the Company, the Company will not permit the Leverage Ratio to exceed 3.00 to 1.00.

            SECTION 6.15. Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio for any Rolling Period ending during either period set forth below to be less than the ratio set forth below opposite such period:

               Period                               Ratio
               ------                               -----

Through December 31, 2000                       1.00 to 1.00

Thereafter                                      1.10 to 1.00

            SECTION 6.16. Current Ratio. The Company will not permit the Current Ratio at any time to be less than 1.50 to 1.00.

            SECTION 6.17. Minimum Tangible Net Worth. The Company will not permit Consolidated Tangible Net Worth (excluding Unrestricted Subsidiaries) as of any date to be less than the sum of (x) 75% of Consolidated Tangible Net Worth (excluding Unrestricted Subsidiaries) as of the Effective Date plus (y) 50% of Consolidated Net Income of the Company and its Restricted Subsidiaries (but only to the extent such amount is positive) for fiscal quarters ended after September 30, 1999 plus (z) 75% of the aggregate Net Proceeds (cash or non-cash) from the issuance by the Company or any Restricted Subsidiary of Equity Interests subsequent to the Effective Date.

                                   ARTICLE VII

                                Events of Default

            If any of the following events ("Events of Default") shall occur:

            (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

            (c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

            (d) the Company or any Subsidiary shall fail to observe or perform any covenant or agreement contained in Section 5.02, 5.04 (with respect to the existence of any Borrower) or 5.10 or in Article VI;

            (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) the Company's obtaining knowledge thereof or (ii) written notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

            (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (j) the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding (i) $5,000,000 in any year or (ii) $15,000,000 for all periods;

            (m) any Lien or guarantee purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Pledge Agreement; or

            (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                                  ARTICLE VIII

                            The Administrative Agent

            Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

            The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

            It is expressly understood that none of the Documentation Agent, the Syndication Agent nor any Co-Agent shall have any duties or responsibilities under this Agreement.

                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Company or any Borrowing Subsidiary, to it, or to it in care of the Company, at 3000 Technology Drive, Angleton, TX, Attention of: Cary T. Fu (Telecopy No. (409) 848-5269);

            (b) if to the Administrative Agent, to it at Chase Bank of Texas, National Association, Loan and Agency Services Group, 712 Main Street, Houston, TX 77002, Attention of James Dolphin (Telecopy No. (713) 216-6004), with a copy to The Chase Manhattan Bank, One Chase Manhattan Plaza, 8th Floor, New York, NY 10081, Attention of Muniram Appanna (Telecopy No. (212)-552-7490);

            (c) if to Chase in its capacity as an Issuing Bank, to it at Chase Bank of Texas, National Association., Loan and Agency Services Group, 712 Main Street, Houston, TX 77002, Attention of James Dolphin (Telecopy No.
      (713) 216-6004), with a copy to The Chase Manhattan Bank, One Chase Manhattan Plaza, 8th Floor, New York, NY 10081, Attention of Muniram Appanna (Telecopy No. (212)-552-7490); and

            (d) if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of

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                                                                              86


any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

            (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the maturity of any Loan, or any scheduled payment of the principal amount of any Term Loan under Section 2.09, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release all or substantially all the Guarantors from their Guarantees under the Guarantee Agreement except as expressly provided in the Guarantee Agreement or Section 9.14, or limit the liability of the Guarantors in respect of their Guarantee, without the written consent of each Lender or (vii) release all or substantially all the Collateral from the Liens of the Security Documents without the written consent of each Lender; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms reduces or adversely affects the rights or duties under this Agreement of the Lenders holding Loans or Commitments of one or more Classes without affecting the rights or duties of the Lenders holding Loans or Commitments of the other Class or Classes may be effected by an agreement or agreements in writing entered into by the Company and the percentage in interest of each adversely affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders at such time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Company, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby the Issuing Banks) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the

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                                                                              87


amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

            SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and such Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or, after the occurrence and during the continuance of any Default, any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

            (b) The Company shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

            (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under paragraph
(a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

            (d) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

            (e) All amounts due under this Section shall be payable promptly after written demand therefor.

            SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Company and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure, such Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

            (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of Houston a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (e) Any Lender may, without the consent of the Company, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that (i) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant and (ii) in the case of a Lender

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                                                                              90


selling a participation to a wholly owned subsidiary of such Lender, such agreement or instrument may provide that such Participant shall also have the right to approve any amendment, modification or waiver of any provision of the Loan Documents . Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.17(c) as though it were a Lender.

            (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.16(e) as though it were a Lender.

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender ") may grant to a special purpose funding vehicle (an "SPC "), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to a Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to a Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefore, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a

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                                                                              91


confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

            SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letters dated July 21, 1999, and June 2, 2000, among Chase Securities Inc., Chase and the Company constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Company, each Borrowing Subsidiary and the Administrative Agent, and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of the Required Lenders, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower

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                                                                              92


against any of and all the obligations of any Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

            (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY,

AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 9.12. Confidentiality. Each of the Administrative Agent, the applicable Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

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                                                                              94


            SECTION 9.14. Release of Liens and Guarantees. In the event that the Company or any Subsidiary sells, transfers or otherwise disposes of all or any portion of any of the Equity Interests, assets or property owned by the Company or such Subsidiary in a transaction not prohibited by this Agreement, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize and instruct the Administrative Agent and the Collateral Agent
to) take such action and execute any such documents as may be reasonably requested by the Company and at the Borrower's expense to release any Liens created by any Loan Document in respect of such Equity Interests, assets or property, including the release and satisfaction of record of any mortgage or deed of trust granted in connection herewith, and, in the case of a disposition of all or substantially all the Equity Interests or assets of any Subsidiary that is a Loan Party, terminate such Subsidiary's obligations under the Guarantee Agreement and each other Loan Document. In addition, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Company and at the Borrower's expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations have been paid in full and all Letters of Credit and Commitments terminated.

            SECTION 9.15. No Novation. The execution, delivery and effectiveness of this Agreement shall not extinguish the obligations for the payment of money outstanding under the Original Credit Agreement or discharge or release the Lien or priority of any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Original Credit Agreement or any agreements securing the same, which shall remain in full force and effect, except as modified hereby or by agreements executed concurrently herewith. Nothing expressed or implied in this Agreement or any other document contemplated hereby shall be construed as a release or other discharge of Company under the Original Credit Agreement or any Guarantor under any Loan Document from any of its obligations and liabilities thereunder. Each of the Original Credit Agreement and the other Loan Documents shall remain in full force and effect until and except as expressly modified hereby.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    BENCHMARK ELECTRONICS, INC.,

                                        by
                                           /s/ Gayla J. Delly
                                           -------------------------------------
                                           Name:  Gayla J. Delly
                                           Title: Treasurer


                                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, individually and as Administrative Agent,

                                        by
                                           /s/ James R. Dolphin
                                           -------------------------------------
                                           Name:  James R. Dolphin
                                           Title: Senior Vice President

                                  CITICORP NORTH AMERICA, INC.,


                                      by
                                         /s/ Paul J. Corona
                                        ----------------------------------------
                                        Name:  Paul J. Corona
                                        Title:  Vice President

                                         BANK OF AMERICA, N.A., individually and
                                         as Co-Agent,

                                             by
                                                /s/ James Johnson
                                               ---------------------------------
                                               Name:  James Johnson
                                               Title:

                                     BANK ONE, NA, individually and as Co-Agent,


                                         by
                                            /s/ Greg Smothers
                                           -------------------------------------
                                           Name:  Greg Smothers
                                           Title:   Vice President

                                            SUNTRUST BANK individually and
                                             as Co-Agent,


                                                by
                                                   /s/ Steven J. Newby
                                                  ----------------------------
                                                  Name:  Steven J. Newby
                                                  Title:  Vice President

                                            ABN AMRO BANK N.V.,


                                                by
                                                   /s/ Mathew Harvey
                                                  ----------------------------
                                                  Name:  Mathew Harvey
                                                  Title:  Group Vice President


                                                by
                                                   /s/ Corinna Fong
                                                  ----------------------------
                                                  Name:  Corinna Fong
                                                  Title:  Credit Officer

                                  BANK OF TOKYO-MITSUBISHI, LTD.
                                  HOUSTON AGENCY,


                                      by
                                         /s/ J. Fort
                                         --------------------------------
                                         Name:  J. Fort
                                         Title:  Vice President


                                      by
                                         /s/ J. Mearns
                                         --------------------------------
                                         Name:  J. Mearns
                                         Title: VP & Manager

                                      COMERICA BANK,


                                          by
                                            /s/ T. Bancroft Mattei
                                            --------------------------------
                                            Name:  T. Bancroft Mattei
                                            Title:  Account Officer

                                       COMPASS BANK,


                                          by
                                            /s/ John D. Green
                                            --------------------------------
                                            Name:  John D. Green
                                            Title:  Vice President

                                        GUARANTY FEDERAL BANK, F.S.B.,


                                            by
                                               /s/ Richard Menchaca
                                               -----------------------------
                                               Name: Richard Menchaca
                                               Title: Vice President

                                     CREDIT SUISSE FIRST BOSTON,


                                         by
                                            /s/ William S. Lutkins
                                            ---------------------------------
                                            Name:  William S. Lutkins
                                            Title:  Vice President


                                         by
                                            /s/ Vitaly G. Butenko
                                            ---------------------------------
                                            Name:  Vitaly G. Butenko
                                            Title:  Asst. Vice President

                                       FLEET NATIONAL BANK,


                                          by
                                            /s/ Sharon A. Stone
                                            ---------------------------------
                                            Name:  Sharon A. Stone
                                            Title:   Director